EXHIBIT 99.1

Cara Therapeutics Announces Proposed Offering of Common Stock

STAMFORD, Conn., July 24, 2019 – Cara Therapeutics, Inc. (Nasdaq: CARA), a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pruritus by selectively targeting peripheral kappa opioid receptors, today announced that it has commenced an underwritten public offering of 5,000,000 shares of its common stock. In addition, Cara Therapeutics expects to grant certain of the underwriters a 30-day option to purchase up to 750,000 additional shares of its common stock on the same terms and conditions. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares in the proposed offering are to be sold by Cara Therapeutics.

Cara Therapeutics intends to use the net proceeds from the underwritten offering to fund the activities leading to the submission of a new drug application to the U.S. Food and Drug Administration (FDA) for KORSUVA (CR845/difelikefalin) Injection for the treatment of pruritus associated with chronic kidney disease (CKD) in hemodialysis patients and subsequent pre-commercialization activities, and the advancement of its clinical programs for Oral KORSUVA, including completion of Phase 2 trials for the treatment of pruritus in patients with CKD (Stage III-V), patients with chronic liver disease and patients with atopic dermatitis, as well as for working capital and other general corporate purposes.

J.P. Morgan and Jefferies are acting as lead joint book-running managers for the offering. Piper Jaffray & Co. and Stifel are also acting as book-runners for the offering. Needham & Company and Janney Montgomery Scott are acting as co-managers for the offering.

The offering is being made only by means of a written prospectus supplement and prospectus forming part of a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained, when available, by contacting J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924, or by email at prospectus@pjc.com; or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cara Therapeutics

Cara Therapeutics is a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pruritus by selectively targeting peripheral kappa opioid receptors (KORs). Cara is developing a novel and proprietary class of product candidates, led by KORSUVA™ (CR845/difelikefalin), a first-in-class KOR agonist that targets the body’s peripheral nervous system, as well as certain immune cells. In both Phase 3 and Phase 2 trials, KORSUVA Injection has demonstrated statistically significant reductions in itch intensity and concomitant improvement in quality of life measures in hemodialysis patients with moderate-to-severe chronic kidney disease-associated pruritus (CKD-aP). KORSUVA Injection is currently being investigated in pivotal Phase 3 trials in hemodialysis patients with CKD-aP. Oral KORSUVA is in Phase 2 trials for the treatment of pruritus in patients with CKD, atopic dermatitis and primary biliary cholangitis (PBC).

The FDA has conditionally accepted KORSUVA™ as the trade name for difelikefalin injection. CR845/difelikefalin is an investigational drug product and its safety and efficacy have not been fully evaluated by any regulatory authority.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements deal with future events and are based on Cara Therapeutics’ current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Cara Therapeutics could differ materially from those described in or implied by the statements in this press release. For example, forward-looking statements include statements regarding Cara Therapeutics’ proposed public offering, including its anticipated use of proceeds from the offering. These forward-looking statements are subject to other risks and uncertainties discussed in Cara Therapeutics’ filings with the SEC; including in the “Risk Factors” section of Cara Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 12, 2019 and subsequent filings with the SEC. Except as otherwise required by law, Cara Therapeutics disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

CORPORATE CONTACT:

Derek Chalmers, Ph.D., D.Sc.

President & CEO

Cara Therapeutics, Inc.

203-406-3700

MEDIA CONTACT:

Annie Starr

6 Degrees

973-415-8838

astarr@6degreespr.com

INVESTOR CONTACT:

Jane Urheim

Stern Investor Relations, Inc.

212-362-1200

jane.urheim@sternir.com